UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 29, 2017
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Director

The Board of Directors (the “Board”) of Federated National Holding Company (the “Company”) has elected Roberta N. Young, CPA to serve as an independent director, effective September 29, 2017.  Mrs. Young, who will be a Class III director filling the vacancy created by the retirement of Carl Dorf, will serve on the Company’s Audit, Investment and Nominating Committees.

With the addition of Mrs. Young, the Board will comprise seven directors, six of whom are independent.

Mrs. Young joins the Board with more than 40 years’ experience as a CPA and is licensed in both Florida and Texas.  She has extensive experience in auditing many different types of companies, including SEC companies and insurance companies and in tax preparation and consulting. Most recently Mrs. Young was a director of tax at BDO USA, LLP (“BDO”) from August 2016 to May 2017. Mrs. Young currently provides tax and consulting services to individuals and companies in South Florida.  She was a partner of Goldstein Schechter Koch, CPAs (“GSK”), from 2014 until BDO acquired GSK in August 2016. She started her career in Florida with De Meo, Young McGrath in 1988 becoming partner in 1992 and was managing partner for 4 years. The firm merged with GSK in 2014.

Mrs. Young does not have a family relationship with any of the Company's executive officers or directors, and has not engaged in any related party transactions with the Company requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mrs. Young will receive an annual retainer of $78,750, payable in quarterly installments beginning on October 1, 2017.  The Board of Directors may grant equity awards in the future to Mrs. Young under the Company’s Amended and Restated 2012 Stock Incentive Plan as part of her directors’ compensation package.  In addition, she will enter into an Indemnification Agreement with the Company.

Item 8.01.	Other Events

On September 29, 2017, the Investment Committee of the Company’s Board appointed William G. Stewart to serve as its Chairman and the Nominating Committee appointed Richard W. Wilcox Jr. to serve as its Chairman.  With these appointments, all of the Board’s committees are chaired by independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATONAL HOLDING COMPANY

Date: September 29, 2017	By:	/s/ Ronald A. Jordan
	Name:	Ronald A. Jordan
	Title:	Chief Financial Officer
(Principal Financial Officer)